CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------

The Board of Directors of USAA Life Insurance Company and Policyowners of the Life Insurance Separate Account of
USAA Life Insurance Company:

We consent to the use of our report included herein for the Life Insurance Separate Account of USAA Life Insurance Company and to the reference to our firm under the heading "Independent Auditors" in the Registration Statement.

                                                                    /s/ KPMG LLP

San Antonio, Texas
February 24, 2003